                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              MYLEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                 April 21, 1998

Dear Fellow Stockholder:

    The Board of Directors of Mylex Corporation is pleased to invite you to attend the Company's 1998 Annual Meeting of Stockholders to be held on Thursday, May 21, 1998, at 2:00 p.m., at the Holiday Inn, located at 625 El Camino Real, Palo Alto, California 94301.

    At the meeting, we will vote to elect seven directors and to ratify the reappointment of our auditors. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to stockholders.

    I urge you to vote your proxy as soon as possible. Your vote is very important regardless of the number of shares you own. Please mark, sign and date each proxy card you receive and return it, at your earliest convenience, in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend. I encourage you to vote "FOR" each of the Board's nominees for director and "FOR" the proposal discussed in the accompanying Notice and Proxy Statement.

                                          Sincerely,

                                                [SIGNATURE]

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                               MYLEX CORPORATION

                                ----------------

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                             ---------------------

                                 APRIL 21, 1998

TO THE STOCKHOLDER:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Mylex Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 21, 1998, at 2:00 p.m., at the Holiday Inn, located at 625 El Camino Real, Palo Alto, California 94301, for the following purposes.

    1. To elect directors to serve for the following year and until their successors are duly elected.

    2. To ratify the appointment of KPMG Peat Markwick LLP as independent public accountants of the Company for the fiscal year ending December 26, 1998.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

    Only stockholders of record at the close of business on April 10, 1998, are entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                                [SIGNATURE]

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                               MYLEX CORPORATION

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998

GENERAL

    The enclosed Proxy is solicited on behalf of Mylex Corporation (the "Company") for the Annual Meeting of Stockholders to be held on May 21, 1998, at 2:00 p.m. at the Holiday Inn, located at 625 El Camino Real, Palo Alto, California 94301, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (510) 796-6100.

    This Proxy Statement and the accompanying proxy card are first being mailed on or about April 21, 1998 to all stockholders entitled to notice of and vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Only stockholders of record at the close of business on April 10, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding voting securities of the Company at March 24, 1998 consisted of 20,231,625 shares of Common Stock, par value $0.01.

REVOCABILITY OF PROXIES

    The enclosed Proxy is revocable at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders with respect to his or her proxy.

VOTING AND SOLICITATION

    Each outstanding share of the Company's Common Stock is entitled to one vote on all matters submitted to a vote at a meeting of stockholders.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph, facsimile, or otherwise. If not otherwise specified, all proxies received pursuant to this solicitation will be voted FOR each of Management's nominees for director and FOR the proposal identified in the foregoing Notice and described herein.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that the presence in person or by proxy of stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote shall constitute a quorum at an annual meeting of stockholders.

    For determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. However, broker non-votes shares that abstain and shares for which the authority to vote is withheld on certain matters will be treated as present for quorum purposes on all matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than on January 21, 1999, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of seven directors is to be elected at the Annual Meeting. Until otherwise instructed, the proxy holders will vote all of the proxies received by them for each of the Company's seven nominees named below. Each of the nominees is currently a director of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

NOMINEES

    The names of the nominees of management and certain information about them are set forth below.

                                                                                                                 DIRECTOR
NAME                                   AGE                           PRINCIPAL OCCUPATION                          SINCE
---------------------------------      ---      --------------------------------------------------------------  -----------
Mr. Ismael Dudhia................          63   Independent Consultant                                                1991

Dr. M. Yaqub Mirza...............          51   President of Mar-Jac Investments, Inc.                                1988

Dr. Inder M. Singh...............          48   Chief Executive Officer and Chairman of Lynx Real-Time System,        1986
                                                  Inc.

Mr. Richard Love.................          64   Principal, RJL Capital Management                                     1993

Mr. Al Montross..................          61   Chief Executive Officer and President of the Company                  1994

Mr. Stephen McKenzie.............          68   Chief Executive Officer of Resource Management                        1995

Mr. Walt Wilson..................          54   President of Solectron Americas and Senior Vice President of          1997
                                                  Solectron Corporation

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years.

ISMAEL DUDHIA

    Mr. Dudhia was elected Director of the Company in July 1991 and became Chairman in December 1993. Mr. Dudhia has been an independent consultant since late 1991. From 1983 until 1991, Mr. Dudhia was Chairman of the Board and active in the management of Coolidge Bank and Trust Company of Boston, Massachusetts, which Mr. Dudhia owned from 1986 until 1991. In 1961, Mr. Dudhia obtained a degree of Barrister-at-Law from Lincolns Inn, an education institution in England. From November 1993 until April 1994, Mr. Dudhia served as a director of Northgate Computer Systems, Inc. a Minnesota based computer company ("Northgate"). In late 1994, a liquidation of Northgate under Chapter 7 of the Federal Bankruptcy Act was converted to a reorganization under Chapter 11 of that Act.

RICHARD LOVE

    Mr. Love has served as a Director of the Company since July 1993 and was appointed Treasurer in January 1995. Mr. Love is currently a principal of RJL Capital Management of Santa Barbara, an investment management firm. From 1973 to 1988, Mr. Love served as an investment counselor, then senior partner, with Loomis, Sayles & Co. Before joining Loomis, Sayles & Co., Mr. Love held positions with James Capel Investment Banking of San Francisco from 1969 to 1973 and with Stein, Roe & Farnham from 1959 to 1969. Mr. Love attended the Lawrenceville School and received a Bachelor's degree in Metallurgical Engineering from Cornell University. He is an ICAA Chartered Investment Counselor. From July 1992 to September 1993, Mr. Love served as a member of the Board of Directors of Northgate. In late 1994, a liquidation of Northgate under Chapter 7 of the Federal Bankruptcy Act was converted to a reorganization under Chapter 11 of that Act.

STEPHEN MCKENZIE

    Mr. McKenzie was appointed Director in January 1995. Mr. McKenzie is currently Chief Executive Officer of Resource Management, a receivables financing company. From 1989 to 1991, he was Senior Vice President of Sales and Marketing and co-founder of Reply Corporation, a manufacturer of microchannel personal computers. From 1987 to 1989, Mr. McKenzie was President of Acer America, Inc., a computer clone manufacturer. He currently serves as a member of the Board of Directors of Microspeed Corporation, a manufacturer of personal computer input devices. Mr. McKenzie holds a Bachelor's degree in Political Science from the University of Nebraska.

M. YAQUB MIRZA

    Dr. Mirza has served as a Director of the Company since December 1988 and as Secretary since February 1989. He is currently President and Chief Executive Officer of Mar-Jac Investments, Inc., an investment and management consulting firm that is one of the Company's stockholders. He currently serves as a Trustee and Treasurer on the Board of Trustees of Amana Mutual Funds Trust, a mutual fund. He is also Chairman of the Board of Jugos Concetrados, S.A., which is traded on the Santiago, Chile, Stock Exchange. Dr. Mirza also serves as an officer of Safa Trust. Dr. Mirza holds a Doctorate in Physics from the University of Texas. From July 1992 until April 1994, Dr. Mirza served as a member of the Board of Directors of Northgate. In late 1994, a liquidation of Northgate under Chapter 7 of the Federal Bankruptcy Act was converted to a reorganization under Chapter 11 of that Act.

AL MONTROSS

    Mr. Montross was appointed President and Chief Executive Officer of the Company in April 1994 and became a Director in May 1994. In September 1993, Mr. Montross joined the Company as Executive Vice

President and in December 1993 was appointed Acting President and Chief Operating Officer. From August 1992 to September 1993 he held the position of Senior Vice President at Distributed Processing Technology of Maitland, Florida, a computer peripherals manufacturer. From 1989 to 1992, Mr. Montross held the position of President and Chief Operating Officer at Inacomp Computer Centers, Inc., of Troy Michigan, a computer equipment and network reseller. He currently serves as a director of American Speedy Printing Centers, Inc. Mr. Montross holds a Bachelor's degree in Economics from Siena College in New York.

INDER M. SINGH

    Dr. Singh has served as a Director of the Company since December 1986. Since March 1988, Dr. Singh has been the Chief Executive Officer and Chairman of Lynx Real-Time System, Inc., a software company. From 1985 to 1988, he was the owner and operator of Simran Associates, a computer consulting firm. From 1982 to 1985, he served as Chief Executive Officer and President of Excelan, Inc. Before forming Excelan, Inc., Dr. Singh held executive level positions with Zilog Incorporated and Amdahl Corporation. Dr. Singh holds a Doctorate in Computer Science from Yale University.

WALTER WILSON

    Mr. Wilson is currently a Senior Vice President of Solectron Corporation and the President of Solectron Americas, and has been with the electronics manufacturing services provider since 1989. Mr. Wilson directs all activities for Solectron Corporation's subsidiaries in Mexico, Brazil, California, Massachusetts, North Carolina, Texas, and Washington. From 1993 until February 1996, Mr. Wilson served as President of Solectron California Corporation, the company's Silicon Valley operation. From September 1995 until February 1996, Mr. Wilson served as President of Solectron North America, a wholly-owned subsidiary of Solectron Corporation. From June 1990 until February 1996, Mr. Wilson served as Senior Vice President, Operations, of Solectron. Mr. Wilson has served as a director of Solectron Corporation since January 1995. Before joining Solectron, in a 24 year career with the IBM Corporation, Mr. Wilson served in diverse domestic and overseas management positions, including manufacturing, headquarters operations, and technology and product development. A graduate of California State Polytechnic University, Mr. Wilson holds Bachelor of Science degrees in Electrical Engineering and Applied Mathematics. He earned a Master of Business Administration degree from Santa Clara University. Mr. Wilson also serves as a director of Asyst Technologies, Inc.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION

    The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Management has selected KPMG Peat Markwick LLP, independent public accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 26, 1998. KPMG Peat Markwick LLP has audited the Company's financial statements since the fiscal year ended December 31, 1987.

    The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting will be required to approve and ratify the Board's selection of KPMG Peat

Markwick LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    A representative of KPMG Peat Markwick LLP is expected to be available at the Annual Meeting to make a statement, if such representative desires to do so, and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARKWICK LLP AS THE INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company (the "Board") held a total of twelve meetings during fiscal 1997. During fiscal 1997, no director attended fewer than seventy-five percent (75%) of the meetings of the Board and committees thereof, if any, upon which such director served. In 1997, the Board had an Audit Committee, a Compensation Committee and Stock Option Plan Committee. The Board of Directors does not have a Nominating Committee or any committee performing similar functions.

    During 1997, the Audit Committee, which met one time, consisted of Messrs. Love, McKenzie, Mirza and Singh. The Audit Committee approves the engagement of and the services to be performed by the Company's independent auditors and reviews the Company's accounting principles and its system of internal accounting controls. The Audit Committee's functions include (i) recommending to the Board the selection of the independent accountants, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the Company's system of internal accounting controls and the Company's accounting principles, policies and practices, and financial reporting.

    The Stock Option Plan Committee, which met two times in 1997, consisted of Messrs. Dudhia, Mirza and McKenzie. The charter of the Stock Option Plan Committee is to review and approve grants of stock options to employees, including officers, of the Company and to administer the Company's Employee Stock Purchase Plan. The Compensation Committee, consisting of Messrs. Dudhia, Love and Singh, met one time in 1997. The Compensation Committee's role is as described in the Compensation Committee Report in this proxy statement.

                           COMPENSATION OF DIRECTORS

    Each of the Company's directors who do not also serve as employees ("Outside Directors") is renumerated for each Board meeting he attends. In 1997, the Outside Directors were paid a fee of $2,000 for each meeting, other than telephonic meetings, and a $1,000 fee for each telephonic meeting. The Company also reimburses all directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board or Committee meetings. In addition, Outside Directors are entitled to participate in the Company's Option Plan. See a description of the "Stock Option Plan" on Page 8.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table set forth the beneficial ownership of Common Stock as of the Record Date, (i) by each director, (ii) by each executive officer named in the Summary Compensation Table, (iii) by all directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS(1)                                          BENEFICIAL OWNERSHIP(2)     CLASS
-----------------------------------------------------------  -----------------------  -----------
Officers and Directors

Mr. Al Montross............................................            457,989(3)           2.22%
Mr. Alonzo Wilson..........................................             67,638(4)           0.33%
Mrs. Colleen Gray..........................................             48,059(5)           0.24%
Mr. Gregory S. Brashier....................................              3,285(6)           0.02%
Mr. KK Rao.................................................             39,688(7)           0.20%
Mr. Bal Singh..............................................             21,851(8)           0.11%
Mr. George Peck............................................             15,194(9)           0.08%
Mr. Ron von Trapp..........................................            --     (10)          0.00%
Mr. Ismael Dudhia..........................................             87,542(11)          0.43%
Dr. Inder Singh............................................            325,861(12)          1.61%
Dr. M. Yaqub Mirza.........................................            818,620(13)          4.04%
Mr. Richard Love...........................................            325,741(14)          1.61%
Mr. Stephen McKenzie.......................................             53,291(15)          0.26%
Mr. Walt W. Wilson.........................................             19,618(16)          0.10%
All current directors and executive officers as a group (15          2,303,167(17)
  persons):................................................                                 11.3%

CERTAIN 5% BENEFICAL OWNERS

The Crabbe Huson Group, Inc................................          3,358,100(18)          16.6%
Becker Capital Management..................................          1,764,300(19)           8.7%
Thomas Horstman & Bryant...................................          1,156,300(20)           5.7%

------------------------

 (1) All addresses, other than for 5% Beneficial Owners, are at the Company, 34551 Ardenwood Boulevard, Fremont, California 94555.

 (2) Includes shares subject to options becoming exercisable on or prior to May 24, 1998.

 (3) Includes 69,319 shares owned and options for 388,670 shares.

 (4) Includes 2,734 shares owned and options for 64,904 shares.

 (5) Includes 8,243 shares owned and options for 39,816 shares.

 (6) Includes 785 shares owned and options for 2,500 shares.

 (7) Includes options for 39,688.

 (8) Includes 842 shares owned and options for 21,009 shares.

 (9) Includes 506 shares owned and options for 14,688 shares.

 (10) Mr. von Trapp joined the Company in October 1997 and, accordingly, none of his options will become exercisable by May 24, 1998.

 (11) Includes 79,984 shares owned and options for 7,558 shares.

 (12) Includes 324,222 shares owned and options for 1,639 shares.

 (13) Includes 816,259 shares held in the following titles: Dr. Mirza, 106,000; Mirza Revocable Trust, 60,000; SAFA Trust, 220,259; Mar-Jac Investments, Inc. 330,000; York International Trust, 100,000; and options for 2,361 shares. Dr. Mirza is an officer of SAFA Trust. Dr. Mirza is an officer and director of Mar-Jac Investments, and, therefore, may be deemed to beneficially own the shares held by that stockholder. However, Dr. Mirza disclaims beneficial ownership of all such shares.

 (14) Includes 307,700 shares owned and options for 18,041 shares.

 (15) Includes options for 53,291 shares.

 (16) Includes options for 19,618 shares.

 (17) Includes options to purchase an aggregate of 726,742 shares.

 (18) Based upon information provided by The Crabbe Huson Group, Inc. on March 24, 1998. The stockholders' ownership position may have changed since that date. The stockholders' address is The Crabbe Huson Group, Inc., 121 South West Morrison, Suite 1400, Portland, OR 97204.

 (19) Based upon information provided by Becker Capital Management on March 24, 1998. The stockholders' ownership position may have changed since that date. The stockholders' address is Becker Capital Management, 1211 South West Fifth Avenue, Suite 2185, Portland, OR 97204.

 (20) Based upon information provided by Thomson Horstmann & Bryant, Inc. on March 24, 1998. The stockholders' ownership position may have changed since that date. The stockholders' address is Thomson Horstmann & Bryant, Inc., Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

                         EXECUTIVE OFFICER COMPENSATION

    The Summary Compensation Table sets forth information with respect to compensation earned for services rendered to the Company during each of the last three fiscal years for the Chief Executive Officer and the Company's four other most highly compensated executive officers whose cash compensation exceeded $100,000 in 1997.

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                            ANNUAL COMPENSATION                 -------------
                                              ------------------------------------------------   SECURITIES
                                                                             OTHER ANNUAL        UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)   BONUS ($)(3)   COMPENSATION ($)(4)    OPTIONS (#)     COMPENSATION ($)
---------------------------------  ---------  -----------  ------------  ---------------------  -------------  ---------------------
Mr. Al Montross..................       1997     250,000             0            16,826            716,170                  0
 President and Chief                    1996     250,000       856,232            19,683            630,000                  0
 Executive Officer                      1995     249,038       664,184            11,604            500,000                  0

Mr. Alonzo Wilson................       1997     207,461             0            11,446            125,481                  0
 Vice President and Chief               1996     161,635        93,159             3,624            100,481                  0
 Operating Officer                      1995(1)     --          --                --                 --                 --

Ms. Colleen Gray.................       1997     201,923             0             4,654             82,003                  0
 Vice President Finance                 1996     171,269       107,609             2,722             65,000                  0
 and Chief Financial Officer            1995     140,922        20,040               557             78,000                  0

Mr. George Peck..................       1997     166,730             0             5,346             70,000                  0
 Vice President, Engineering            1996     131,000        29,529             2,589             15,000                  0
                                        1995(2)      8,000           0                13             15,000                  0

Mr. KK Rao.......................       1997     187,264             0             4,501            109,000                  0
 Vice President and Chief               1996     162,192        53,103             4,243             60,000                  0
 Technology Officer                     1995     144,999        45,379             1,941            125,000                  0

------------------------

(1) Mr. Wilson joined the Company in February 1996.

(2) Mr. Peck joined the Company in December 1995.

(3) Except as described in this footnote, the bonus payments were made pursuant to the Company's Executive Bonus Plan described below. Mr. Montross' bonuses were paid pursuant to his employment agreement with the Company (see "Employment Agreement" below). A portion of the bonus paid to Ms. Gray in 1995 ($30,000) and in 1996 ($45,000) was discretionary and approved by the Board in recognition of her performance in those years.

(4) Other Annual Compensation consists of certain insurance premiums paid by the Company, the Company's contributions to the accounts of the officers under the Company's 401(k) Plan, and, in the case of Mr. Montross, a car allowance.

EXECUTIVE BONUS PLAN

    All executive officers other than the President and Chief Executive Officer are eligible to receive a quarterly cash bonus under the Company's Executive Bonus Plan. The amount of the cash bonus payable to each executive officer is a percentage of the officer's salary and is typically determined based 50% on the Company's financial performance, and 50% on the officer's personal performance, during the applicable quarter.

STOCK OPTION AND STOCK PURCHASE PLANS

    1993 STOCK OPTION PLAN. The Company's 1993 Stock Option Plan (the "Option Plan") is administered by the Board or a committee thereof (collectively, the "Administrator"). The Administrator has the power, except with respect to certain options to directors, to determine eligibility to receive an option, the terms of each option granted, including the exercise price, the number of shares subject to the option, and the vesting schedule and the term of the option. Generally, options become exercisable or "vest," and may be exercised, over a three to four year period.

    The Option Plan covers 4,825,000 shares of the Company's Common Stock. As of the Record Date, options with respect to 4,089,639 shares of Common Stock were outstanding, and 143,820 shares of Common Stock were reserved for issuance, under the Option Plan.

    The Option Plan provides that options may be granted to employees, including officers, and consultants of the Company or any of its majority-owned subsidiaries, as well as members of the Board who are not officers or employees of the Company ("Outside Directors"). Incentive stock options may be granted only to employees. As of the Record Date, there were 355 employees and six Outside Directors eligible to be granted Options under the Option Plan.

    The Option Plan provides that a nonstatutory option to purchase 50,000 shares of the Common Stock (the "First Option") shall be automatically granted (the "Automatic Grant Program") to Outside Directors who are elected or appointed to the Board subsequent to May 9, 1993. An additional option (the "Second Option") to purchase 50,000 shares of the Common Stock will be automatically granted to Outside Directors who remain on the Board three years following the grant of the First Option. A Third Option (the "Third Option") to purchase 50,000 shares of Common Stock will be automatically granted to Outside Directors who remain on the Board eight years following the grant of the First Option. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Common Stock on the date of the automatic grant. The First Option, Second Option and Third Option become exercisable cumulatively with respect to 1/36, 1/60 and 1/48, respectively, of the underlying shares on the first day of each month following the date of grant of such option.

    The terms of options granted under the Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program (the "Outside Director Options")), are determined by the Administrator. Each option is subject to the following additional terms:

    (a) Exercise of Option. Each option is exercised by giving written notice of the number of shares of Common Stock to be purchased, and tendering payment of the purchase price, to the Company. Payment for shares issued upon exercise of an option may be made by cash, check, promissory note, other shares of the Common Stock or any combination of such methods of payment, or such other consideration and method of payment as is permitted under Delaware law.

    (b) Exercise Price. The per share exercise price of options under the Option Plan (other than Outside Director Options) is determined by the Administrator and, in the case of incentive stock options, may not be less than 100% of the fair market value on the date of grant. The Administrator may grant nonstatutory stock options at less than fair market value, but, to date, has not done so. So long as the Common Stock is listed on any established stock exchange or a national market system, including the NASDAQ-NMS, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on such system or exchange on the date of grant of the Option.

    (c) Termination of Status. If the optionee's employment or consulting relationship with the Company or status as an Outside Director is terminated for any reason (other than death or disability), options may be exercised within six
(6) months after such termination as to all or part of the shares that were vested at the date of such termination.

    (d) Death or Disability of Optionee. Options may be exercised within no more than twelve (12) months following termination of the employment or consulting relationship or status as an Outside Director if such termination occurs due to death or permanent and total disability.

    (e) Term. Options granted under the Option Plan may have a term of up to ten years. No option may be exercised by any person after the expiration of its term.

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization that results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made
(i) in the option price and number of shares subject to outstanding options, and
(ii) in the number of shares of Common Stock that remain reserved for issuance under the Option Plan but are not subject to outstanding options. Such adjustments shall be made by the Board, whose determination shall be final and conclusive, subject to any required action by the stockholders of the Company.

    In the event of the proposed dissolution or liquidation of the Company, options outstanding under the Option Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its discretion, declare that any outstanding option (except an Outside Director Option) shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options will be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation), unless such successor corporation does not agree to assume the options or to substitute an equivalent option, in which case the optionee shall have the right to exercise all outstanding options as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

    Except with respect to the Automatic Grant Program, the Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that the Company shall obtain stockholder approval of such amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, or any other applicable law, rule or regulation. The Automatic Grant Program may not be amended more than once every six months. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board. The Option Plan shall terminate in 2003. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their respective terms.

    EMPLOYEE STOCK PURCHASE PLAN. In 1996, the stockholders of the Company approved the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan gives employees of the Company an opportunity to acquire shares of Common Stock at a discount from fair market value by means of payroll deductions. The Purchase Plan, which is administered by the Stock Option Plan Committee of the Board (the "Independent Committee"), covers an aggregate of 300,000 shares of Common Stock and terminates in December 2006. Through March 26, 1998, a total of 88,871 shares have been sold under the Purchase Plan, and 211,129 shares are reserved for issuance. As of that date, there were approximately 353 employees eligible to participate in the Purchase Plan.

    The Purchase Plan is implemented by a series of 24-month (formerly 12-month) offering periods, with a new offering period commencing on each June 1 and December 1. The last day of each of the four six-month exercise periods during each offering period is an exercise date under the Purchase Plan. The purchase price for the shares is accumulated by voluntary employee payroll deductions of between 1% and 10% of an employee's eligible compensation during each offering period. The purchase price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of each offering period or last day of the applicable exercise period, whichever price is lower. In the event that the purchase price per share at the beginning of any offering period is less than the purchase price per share at the beginning of any prior offering period which has not then ended, the Independent Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the new offering period at the same payroll deduction rate.

    No employee will be permitted to purchase, pursuant to the Purchase Plan and any other similar purchase plans of the Company, more than $25,000 worth of stock in any calendar year. In addition, no employee who owns 5% or more of the voting power or value of all classes of stock of the Company will be permitted to purchase shares under the Purchase Plan. Any participant may withdraw from the Purchase Plan at any time prior to the end of the applicable offering period.

    Options under the Purchase Plan may not be transferred by a participant other than by will or under the laws of descent and distribution, and may be exercised during a participant's lifetime only by the participant. In the event of a sale, merger, dissolution of liquidation of the Company or a sale of all or substantially all of the Company's assets, any then current offering periods and exercise periods will terminate immediately prior to the date on which such proposed action is to be consummated, unless otherwise determined by the Independent Committee. Upon any such termination, unless otherwise determined by the Independent Committee, all options to purchase shares will be exercised automatically, on such date, to purchase the maximum number of full shares that may be purchased at the applicable exercise price with each participant's accumulated payroll deductions. Although the Board may at any time amend or terminate the Purchase Plan, no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans in Section 423 of the Code.

401(k) PROFIT SHARING PLAN

    In 1994, the Company adopted its 401(k) Profit Sharing Plan (the "401(k) Plan"), pursuant to Section 401(k) of the Code. Each Employee may participate in the 401(k) Plan beginning the first day of the calendar quarter after he or she has been employed by the Company. Pursuant to the 401(k) Plan, each eligible participant may contribute up to 15% of his or her eligible compensation to the maximum amount permitted under the Code. The Company makes an additional matching contribution each year equal to 50% of each participant's contributions for the year (up to 6% of such participant's eligible compensation for the year) up to a maximum of $2,250 per employee. The Company also may contribute such additional discretionary amount as it may determine. Matching amounts contributed by the Company for the benefit of its executive officers are included in the Summary Compensation Table set forth above.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

    The following table discloses, for each executive named in the Summary Compensation Table (the "Named Executives"), options granted during the last fiscal year and the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                           --------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                            NUMBER OF                                                  RATES OF STOCK PRICE
                           SECURITIES     % OF TOTAL                                 APPRECIATION FOR OPTION
                           UNDERLYING   OPTIONS GRANTED                                     TERMS (1)
                             OPTIONS    TO EMPLOYEES IN    EXERCISE     EXPIRATION   ------------------------
NAME                       GRANTED(#)     FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)      10% ($)
-------------------------  -----------  ---------------  -------------  -----------  ----------  ------------
Al Montross..............     130,000            7.3%          10.50       1/28/07      858,441     2,175,458
Alonzo Wilson............      25,000            1.4%          10.50       1/28/07      165,085       418,357
Colleen Gray.............      25,000            1.4%          10.50       1/28/07      165,085       418,357
George Peck..............      35,000            2.0%          10.50       1/28/07      231,119       585,700
                               20,000            1.1%           9.75      10/23/07      122,634       310,780
KK Rao...................      15,000            0.8%          10.50       1/28/07       99,051       251,014
                               34,000            1.9%           8.81       7/17/07      188,433       477,525

------------------------

(1) Potential realizable value less exercise price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by each Named Executive, as well as the total number of unexercised options and the aggregate dollar value of unexercised options held at the end of the last fiscal year.

                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT 1997           1997 FISCAL YEAR-END
                             SHARES         VALUE        FISCAL YEAR-END (#)                ($)(1)
                           ACQUIRED ON    REALIZED    --------------------------  --------------------------
NAME                      EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Al Montross.............       43,830       315,028      296,670        417,500      838,264        339,687

Alonzo Wilson...........       --            --           50,271         75,210      140,164        109,014

Colleen Gray............        7,997        39,059       20,007         62,000       37,917         22,812

George Peck.............       --            --            3,750         66,250       --            --

KK Rao..................       --            --           30,000         79,000       60,937         20,313

------------------------

(1) Value of options based on fair market value of Common stock of $8.69 as of December 27, 1997.

EMPLOYMENT AGREEMENT

    The Company and Mr. Montross, the Company's President, entered into an employment agreement, dated January 1, 1995. The agreement extends for a term of four years. The basic terms provide for an annual salary of $250,000, a bonus based upon the Company's performance against operating income and net sales objectives, and a discretionary bonus based on Mr. Montross' performance. The terms also provide that Mr. Montross be granted options to purchase shares of Common Stock as follows: 130,000 shares in January 1995; 130,000 shares in January 1996; and 110,000 shares in January 1997. Pursuant to the agreement, Mr. Montross was paid a discretionary bonus of $165,000 and $200,000 for 1995 and 1996, respectively, based on his performance during those years and a discretionary bonus of $75,000 in 1994, in recognition of his contributions to the Company prior to 1995. In addition, Mr. Montross was paid a discretionary bonus of $75,000 in the first quarter of 1998 as a result of recent Company successes with newly released products, including obtaining design wins for three new products at several of the Company's customers and one of the products setting numerous performance testing records.

SEVERANCE AGREEMENTS

    The Company has entered into an agreement with each of its executive officers, other than its President, providing for the following if the officer's employment with the Company is terminated by the Company in connection with, or within two years after, the occurrence of a change of control of the Company:
(a) payment to the officer of a pro-rata bonus with respect to the year in which the termination occurs; (b) payment to the officer of severance pay equal to between one and two times (based on years of service to the Company as an officer) the aggregate of the officer's salary and the higher of (i) the officer's then last annual bonus, and (ii) the average of the officer's annual bonus for the then last three years; (c) acceleration of vesting of all outstanding options held by the officer; and (d) continuation of the officer's insurance benefits, at the Company's expense, for two years after the termination of employment.

    The agreement also provides for the following if the officer is terminated for other than cause and other than within two years after any change of control of the Company; (a) payment to the officer of a pro-rata bonus with respect to the year in which the termination occurs; (b) payment to the officer of severance pay equal to between two and six months salary (based on years of service to the Company as an officer); and (c) continuation of the officer's insurance benefits, at the Company's expense, for the period of such severance pay. The Board determined that it was in the best interest of the Company to enter into a severance agreement with each of its executive officers (other than the President) because the agreement provides an inducement for each executive officer to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a change of control of the Company.

EXECUTIVE OFFICERS

    The following provides information about the Company's executive officers who do not also serve as directors:

GREG BRASHIER

    Mr. Brashier, age 46, joined the Company in April 1996 as Director of Marketing. He was promoted to Vice President of Marketing in February 1998. Prior to joining the Company, Mr. Brashier served as Vice President of Marketing for Vinca Corporation, a computer network company, from August 1994 to November 1995. He also served as Vice President of Business Development and Vice President of Marketing for Storage Dimensions Corporation, a manufacturer of computer storage peripherals, from March 1988 to August 1994. Prior to these positions, Mr. Brashier held a variety of management positions in sales and marketing with several technology companies. Mr. Brasher received an undergraduate degree in Engineering from Brigham Young University.

COLLEEN M. GRAY

    Ms. Gray, age 44, joined the Company in April 1992 as Controller and in December 1993 she was appointed Chief Financial Officer. She was appointed Vice President Finance in December 1994. From 1989 until 1991, she served as Controller of Voicemail International, Inc., a voice messaging equipment manufacturer. From 1987 through 1989, she was Assistant Controller for Alcatel Business Systems, Inc. From 1978 to 1987, Ms. Gray held a series of financial management positions with ITT Courier Terminal Systems. She received a Bachelor of Science degree in Accounting from Arizona State University.

GEORGE PECK

    Mr. Peck, age 42, joined the Company in December 1995 as Senior Director of the Company's Network Power and Light Division. He was promoted to Vice President of Engineering in August 1997. Prior to joining the Company, Mr. Peck served in several positions at Storage Dimensions Corporation, most recently as Vice President of Engineering, from 1988 to December 1995. Prior to these positions, Mr. Peck held technical positions with two other high technology companies. Mr. Peck received an undergraduate degree in Chemistry and Biology from University of California at San Diego. In addition, Mr. Peck has done graduate work in computer science at California State University at Fullerton.

KRISHNAKUMAR RAO SURUGUCCHI ("KK RAO")

    Mr. Surugucchi, age 42, joined the Company in February 1992, as Director of Hardware Engineering. He became Vice President of Engineering in July 1994. He subsequently became Chief Technology Officer and a Vice President in October 1996. Prior to joining the Company, Mr. Surugucchi was Director of Engineering for the Company's subsidiary, Mylex India, from 1991 to 1992. Prior to these positions, Mr. Surugucchi was Deputy General Manager for PSI India from 1979 to 1991. Mr. Surgucchi received his undergraduate degree and Masters degree in Electrical Engineering from the Indian Institute of Technology, Bombay, India.

JOSEPH A. SCHMIDT

    Mr. Schmidt, age 54, joined the Company in March 1995 as Vice President, Human Resources. He served as Vice President, Human Resources and Corporate Officer to Power Up Software Corp., a utility software developer, from January 1991 to May 1993 and as Director of Corporate Human Resources

Planning for Diasonics, Inc., a medical equipment manufacturer, from 1986 through 1990. Mr. Schmidt holds a Bachelors degree from the University of Waterloo, and a Masters degree in Human Resources and Manpower Development from the New School for Social Research.

BAL SINGH

    Mr. Singh, age 49, joined the Company in May 1996, as Senior Director of Product Engineering. He was promoted to Vice President, Operations in December 1996. Prior to joining the Company, Mr. Singh served as Vice President--Operations for Buslogic, Inc., a manufacturer of host bus adapters, from June 1995 through April 1996. He also served as the Senior Manager of Product Engineering for Buslogic from September 1994 through May 1995. The Company acquired Buslogic in February 1996. Mr. Singh also served as Director of Quality and Operations for AT&T-EO, a company in the communications industry, from August 1993 through August 1994. Prior to that position, he served as Director of Quality and Test Engineering for Comptronix, from July 1990 through July 1993. Prior to these positions, Mr. Singh held a variety of engineering and management positions with several technology companies. Mr. Singh received an undergraduate degree in Engineering from Coventry Technical College in England.

RON VON TRAPP

    Mr. Von Trapp, age 50, joined the Company in October of 1997 as Vice President of World Wide Sales. Prior to joining the Company, Mr. Von Trapp served as Vice President of Sales and Marketing for Software Services, Inc., a turnkey software fulfillment and distribution company, from July 1996 to January 1997. He also served as Director of North American Distribution Sales for Quantum Corporation, a manufacturer of hard disk drives. Mr. Von Trapp has over twenty-five years of management experience in computer sales, and has held management positions at NBI, Exxon Office Systems and IBM.

AL WILSON

    Mr. Wilson, age 64, joined Mylex, through its acquisition of BusLogic, Inc. in February 1996, as a Vice President and the General Manager of the Santa Clara BusLogic facility. He was appointed Chief Operating Officer in June 1996. Mr. Wilson has more than 20 years of executive management experience in the RAID and data storage industries. Prior to joining BusLogic in 1995, he was general manager of Array Technology, a division of EMC. Mr. Wilson's past posts include Vice President of Engineering with Toshiba America Information Systems, where he established and managed Toshiba's disk drive development in the U.S. He also held executive positions at IBM, Memorex Corporation, Priam Corporation, and Executive Computer Systems.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Montross, the Company's President, is employed pursuant to an employment agreement, dated January 1, 1995, with the Company. See "Executive Officer Compensation--Employment Agreement".

    In 1996, the Company made loans to certain directors, as listed below, related to their exercise of options. The loans are evidenced by interest bearing, full recourse promissory notes with terms described below.

NAME                             AMOUNT       ISSUE DATE      MATURITY DATE      RATE
-----------------------------  ----------  ----------------  ----------------  ---------
Dr. Inder Singh..............  $  116,250  July 26, 1996     July 26, 1998          6.50%
Mr. Richard Love.............  $  193,750  July 26, 1996     July 26, 1998          6.50%
Mr. Ismael Dudhia............  $  154,938  Sept. 9, 1996     Sept. 9, 1998          6.50%
                               ----------
                               $  464,938

    In 1997, the Company made loans to certain officers, as listed below, related to their exercise of options. The loans are evidenced by interest bearing, full recourse promissory notes with terms described below.

NAME                             AMOUNT       ISSUE DATE       MATURITY DATE      RATE
-----------------------------  ----------  ----------------  -----------------  ---------
Mr. Al Montross..............  $  199,974     March 3, 1997      March 3, 1999       6.50%
Ms. Colleen Gray.............  $   54,907     March 3, 1997      March 3, 1999       6.50%
                               ----------
                               $  254,881

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Committee is currently composed of three non-employee directors.

    The Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer, (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all the Executive Officers by considering (1) the salaries of executive officers in similar positions of comparably-sized companies, (2) the Company's financial performance, and (3) the achievement of certain objectives related to the particular Executive Officer's area of responsibility. Key target performance objectives used in determining executive compensation include the attainment of certain levels of revenue and operating income. Base salaries for Executive Officers other than the Chief Executive Officer are set by the Committee, in consultation with the Chief Executive Officer.

    The Company has adopted an Executive Bonus Plan. The purposes of the Executive Bonus Plan are to tie compensation to achievement of performance measures that influence the creation of stockholder value, and to ensure payments are targeted to provide a competitive level of compensation, taking into account the Company's performance against its revenue and operating income objectives, which are set annually by the Committee. The Company did not achieve its operating income objectives in 1997, and as a result no bonuses were paid to executives with respect to 1997.

    The Company's 1993 Stock Option Plan provides for long-term incentive compensation for employees of the Company, including Executive Officers. An important objective of the plan is to provide additional incentives to employees to work to maximize stockholder value. The option program utilizes vesting periods to encourage retention of employees and Executive Officers and reward long-term commitment to employment with the Company. The Stock Option Plan Committee of the Board, in consultation with the Committee and the Chief Executive Officer, is responsible for determining, subject to the terms of the Option Plan, the individuals to whom grants should be made, the timing of grants, the exercise price per share, the number of shares subject to each grant, and the vesting under each grant.

    The terms of the President and Chief Executive Officer's compensation plan, which is set forth in an Employment Agreement with the Company for a four year term, commencing January 1, 1995, provides for (1) a base salary of $250,000, which may be increased annually by the Board, (2) a cash bonus payable on the achievement of certain objectives based on the Company's operating income and net sales, and (3) grants of options to purchase shares of the Company's Common Stock, vesting at a stated percentage per year. The factors taken into consideration in determining this compensation were generally the same factors used in determining the compensation of each of the Company's other executive officers.

                                          Dr. Inder Singh
                                          Mr. Ismael Dudhia
                                          Mr. Richard Love

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dudhia, Mr. Love and Dr. Singh comprise the Compensation Committee for the Board. Mr. Love is the current Treasurer of the Company and was appointed in January 1995.

                    PERFORMANCE GRAPH FOR MYLEX CORPORATION
                       FIVE YEAR CUMULATIVE TOTAL RETURN
                     MYLEX CORPORATION, NASDAQ MARKET (USA)
                 AND NASDAQ COMPUTER MANUFACTURER STOCK (#357)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MYLEX      NASDAQ MARKET (USA)      NASDAQ COMPUTER MANUFACTURER
1992          100.00                   100.00                            100.00
1993          108.16                   114.79                             94.77
1994          182.65                   112.21                            104.09
1995          312.24                   158.68                            202.48
1996          204.08                   195.19                            220.16
1997          146.94                   239.63                            266.33

                                                                                 FISCAL YEAR END
                                                         ----------------------------------------------------------------
                                                           1992       1993       1994       1995       1996       1997
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Mylex..................................................     100.00     108.16     182.65     312.24     204.08     146.94
NASDAQ Market (USA)....................................     100.00     114.79     112.21     158.68     195.19     239.63
NASDAQ Computer Manufacturer...........................     100.00      94.77     104.09     202.48     220.16     266.33

------------------------

Note: Assumes $100 invested on December 31, 1992 in the Company, NASDAQ Market
(USA) and NASDAQ Computer Manufacturer Stock Index. Assumes reinvestment of dividends on a daily basis.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of any registered class of the Company's equity securities, to file certain reports of ownership with the Security and Exchange Commission (the "SEC"). Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company acknowledges that each of the following officers of the Company was granted an option, in January 1997, under the 1993 Stock Option Plan that was reported on a Form 5 in April 1998 and should have been reported on a Form 5 in February 1998: Al Montross, President and Chief Executive Officer; Al Wilson, Chief Operating Officer; Colleen Gray, Vice President Finance and Chief Financial Officer; KK Rao, Vice President and Chief Technology Officer; Bal Singh, Vice President, Operations; and Joseph A. Schmidt; Vice President, Human Resources. Mr. Rao was granted another option, in July 1997, under the 1993 Stock Option Plan that was reported on a Form 5 in April 1998 and should have been reported on a Form 5 in February 1998. Mr. Peck, Senior Vice President, Engineering, was also granted an option, in October 1997, under the 1993 Stock Option Plan that was reported on a Form 5 in April 1998 and should have been reported on a Form 5 in February 1998.

    The Company believes that the information set forth in the foregoing paragraph constitutes disclosure that is technical in nature, and that none of the transactions that were not reported on a timely basis involved violations of the trading prohibition set forth in Section 16(b) of the Exchange Act.

                                 OTHER MATTERS

    Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies in accordance with their judgment.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                                [SIGNATURE]

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  DETACH HERE

                                     PROXY

                              MYLEX CORPORATION

              PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of MYLEX CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 1998, and hereby appoints Al Montross, Colleen Gray and Ismael Dudhia, each with the power to act without the others and with full power of substitution, to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1998 Annual Meeting of Stockholders of MYLEX CORPORATION to be held on Thursday, May 21, 1998, at 2:00 p.m., at the Holiday Inn, located at 625 El Camino Real, Palo Alto, California 94301, and at any adjournment or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters set forth on the reverse side.

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SEE REVERSE                                                     SEE REVERSE
   SIDE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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                                  DETACH HERE

/X/ Please mark
    votes as in
    this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AS THE PROXY HOLDERS DEEM ADVISABLE.


1. Election of Directors.
   Nominees:  Al Montross, Dr. Inder M. Singh, Dr. M. Yaqub Mirza, Ismael
              Dudhia, Richard Love, Stephen McKenzie, and Walter Wilson

                        FOR           WITHHELD
                  / /   ALL     / /   FROM ALL
                     NOMINEES         NOMINEES

/ /
    ------------------------------------------
    For all nominees except as noted above

                                                  FOR     AGAINST   ABSTAIN
2. To ratify the appointment of KPMG Peat         / /       / /       / /
   Marwick LLP as independent public
   accountants of the Company for the fiscal year ending December 26, 1998.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.



MARK HERE IF YOU PLAN TO ATTEND THE MEETING              / /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            / /

Please sign exactly as your name appears on your stock certificate. If such stock is held by joint tenants, both persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please note your title as such. If the stock is registered in the name of a corporation, please sign in the corporation's name by the president or any other authorized officer. If the stock is registered in the name of a partnership, please sign in the partnership's name by an authorized person.

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Signature:                           Date:               Signature:                           Date:
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